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                                 PIMCO EQUITY SERIES

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NOTICE OF MEETING ADJOURNMENT PIMCO Dividend and Income Fund March 26, 2021 To our shareholders: The PIMCO Dividend and Income Fund Special Meeting of Shareholders originally scheduled to occur on March 26, 2021, was adjourned to April 16, 2021, due to insufficient responses from eligible shareholders. The Board of Trustees is requesting that shareholders voice their opinion on the proposal presented at the next Special Meeting of Shareholders. Your VOTE IS IMPORTANT. OUR RECORDS INDICATE THAT YOU HAVE NOT YET VOTED ON THe PROPOSAL. please take a moment now to cast your vote to avoid an additional adjournment of the meeting. Shareholders are given the opportunity to vote to approve or disapprove the proposed new portfolio implementation agreement. Shareholders have the option to vote "For", "Against" or "Abstain" to have their shares represented at the Special Meeting. Your vote is important and will help the fund reach the minimum shareholder participation threshold necessary to hold the meeting on April 16, 2021. The polls are still open, so the opportunity to voice your opinion on the proposal outlined on the attached proxy card is now. Information regarding the Special Meeting and the proposal can be found in the proxy statement.For assistance in voting your shares please call 1 (888) 548-6498. Voting is easy. Please take a moment now to cast your vote using one of the options listed below: 1. MAIL your signed and voted proxy back in the postage paid envelope provided 2. ONLINE at the website indicated on the enclosed voting form and follow the online instructions 3. LIVE with a representative when you call toll-free 1 (888) 548-6498 Monday through Friday 9 a.m. to 10 p.m. Eastern time Thank you in advance for your participation.

NOTICE OF MEETING ADJOURNMENT PIMCO RAE Global ex-US Fund March 26, 2021 To our shareholders: The PIMCO RAE Global ex-US Fund Special Meeting of Shareholders originally scheduled to occur on March 26, 2021, was adjourned to April 16, 2021, due to insufficient responses from eligible shareholders. The Board of Trustees is requesting that shareholders voice their opinion on the proposal presented at the next Special Meeting of Shareholders. Your VOTE IS IMPORTANT. OUR RECORDS INDICATE THAT YOU HAVE NOT YET VOTED ON THe PROPOSAL. please take a moment now to cast your vote to avoid an additional adjournment of the meeting. Shareholders are given the opportunity to vote to approve or disapprove the proposed new portfolio implementation agreement. Shareholders have the option to vote "For", "Against" or "Abstain" to have their shares represented at the Special Meeting. Your vote is important and will help the fund reach the minimum shareholder participation threshold necessary to hold the meeting on April 16, 2021. The polls are still open, so the opportunity to voice your opinion on the proposal outlined on the attached proxy card is now. Information regarding the Special Meeting and the proposal can be found in the proxy statement.For assistance in voting your shares please call 1 (888) 548-6498. Voting is easy. Please take a moment now to cast your vote using one of the options listed below: 1. MAIL your signed and voted proxy back in the postage paid envelope provided 2. ONLINE at the website indicated on the enclosed voting form and follow the online instructions 3. LIVE with a representative when you call toll-free 1 (888) 548-6498 Monday through Friday 9 a.m. to 10 p.m. Eastern time Thank you in advance for your participation.

NOTICE OF MEETING ADJOURNMENT PIMCO RAE Global Fund March 26, 2021 To our shareholders: The PIMCO RAE Global Fund Special Meeting of Shareholders originally scheduled to occur on March 26, 2021, was adjourned to April 16, 2021, due to insufficient responses from eligible shareholders. The Board of Trustees is requesting that shareholders voice their opinion on the proposal presented at the next Special Meeting of Shareholders. Your VOTE IS IMPORTANT. OUR RECORDS INDICATE THAT YOU HAVE NOT YET VOTED ON THe PROPOSAL. please take a moment now to cast your vote to avoid an additional adjournment of the meeting. Shareholders are given the opportunity to vote to approve or disapprove the proposed new portfolio implementation agreement. Shareholders have the option to vote "For", "Against" or "Abstain" to have their shares represented at the Special Meeting. Your vote is important and will help the fund reach the minimum shareholder participation threshold necessary to hold the meeting on April 16, 2021. The polls are still open, so the opportunity to voice your opinion on the proposal outlined on the attached proxy card is now. Information regarding the Special Meeting and the proposal can be found in the proxy statement.For assistance in voting your shares please call 1 (888) 548-6498. Voting is easy. Please take a moment now to cast your vote using one of the options listed below: 1. MAIL your signed and voted proxy back in the postage paid envelope provided 2. ONLINE at the website indicated on the enclosed voting form and follow the online instructions 3. LIVE with a representative when you call toll-free 1 (888) 548-6498 Monday through Friday 9 a.m. to 10 p.m. Eastern time Thank you in advance for your participation.